'33 Act File No. 333-49112

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 4

                        NATIONWIDE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                 OHIO                                     63                                31-4156830
    (State or other jurisdiction of          (Primary Standard Industrial                (I.R.S. Employer
    incorporation or organization)           Classification Code Number)              Identification Number)

                   ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
               (Address, including zip code, and telephone number,
                              including area code,
                  of registrant's principal executive offices)

                            PATRICIA R. HATLER, ESQ.
                                    SECRETARY
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215
                            TELEPHONE: (614) 249-7111

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                        JOHN S. (SCOTT) KREIGHBAUM, ESQ.
                          ONE NATIONWIDE PLAZA, 1-09-V3
                              COLUMBUS, OHIO 43215

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: May 1, 2003. (The offering of these securities was previously registered on Form S-1.)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                            FLEXIBLE PURCHASE PAYMENT
                      MODIFIED GUARANTEED ANNUITY CONTRACTS
                      Supporting Guaranteed Period Options
                                    Issued by
                        NATIONWIDE LIFE INSURANCE COMPANY
                              One Nationwide Plaza
                              Columbus, Ohio 43215
                            Telephone: 1-800-848-6331
                   The date of this prospectus is May 1, 2003.


         READ THIS PROSPECTUS, CAREFULLY, AND KEEP IT FOR FUTURE REFERENCE.

     This prospectus describes Flexible Purchase Payment Modified Guaranteed Annuity Contracts supporting investment options referred to as Guaranteed Period Options, offered by Nationwide Life Insurance Company (Nationwide), and is accompanied by a coy of Nationwide's latest annual report on Form 10-K for the period ended December 31, 2002.


     Guaranteed Period Options provide for guaranteed interest rates to be credited over specified durations (referred to as "Guaranteed Periods"). Three
(3), four (4), five (5), six (6), seven (7), eight (8), nine (9), and ten (10)
year Guaranteed Period Options are available. The minimum amount that may be allocated to a Guaranteed Period Option is $1,000. An interest rate determined by Nationwide ("Specified Interest Rate") is guaranteed to be credited for the duration of the Guaranteed Period on a daily basis, resulting in a guaranteed annual effective yield. Different interest rates apply to each Guaranteed Period Option and are determined and guaranteed by Nationwide in its sole discretion.

--------------------------------------------------------------------------------

GUARANTEED PERIOD OPTIONS WILL PRODUCE A GUARANTEED ANNUAL EFFECTIVE YIELD AT THE SPECIFIED INTEREST RATE SO LONG AS AMOUNTS INVESTED ARE NEITHER WITHDRAWN NOR TRANSFERRED PRIOR TO THE END OF THE GUARANTEED PERIOD. WITHDRAWALS FOR ANY REASON PRIOR TO THE EXPIRATION OF THE GUARANTEED PERIOD, EXCEPT FOR PAYMENT OF THE DEATH BENEFIT, ARE SUBJECT TO A MARKET VALUE ADJUSTMENT AND MAY BE SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE. TRANSFERS BETWEEN GUARANTEED PERIOD OPTIONS PRIOR TO THE EXPIRATION OF A GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT, BUT ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE. HOWEVER, ANY AMOUNT TRANSFERRED TO A NEW GUARANTEED PERIOD PRIOR TO MATURITY WILL BE SUBJECT TO A NEW CONTINGENT DEFERRED SALES CHARGE SCHEDULE.

--------------------------------------------------------------------------------

     Nationwide established the Nationwide Multiple Maturity Separate Account-2, pursuant to Ohio law, to aid in reserving and accounting for Guaranteed Period Option obligations. However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the Guaranteed Period Options. Amounts allocated to the Guaranteed Period Options are generally invested in fixed income investments purchased by Nationwide. Contract owners allocating amounts either to a Guaranteed Period Option or the Transition Account have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account-2.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Guaranteed Period Options described in this prospectus may not be available in all state jurisdictions and, accordingly, representations made in this prospectus do not constitute an offering in such jurisdictions.

                                TABLE OF CONTENTS

GLOSSARY.......................................................................1
SYNOPSIS OF THE CONTRACTS......................................................3
TYPES OF CONTRACTS.............................................................5
INVESTING IN THE CONTRACT......................................................8
GUARANTEED PERIOD OPTIONS......................................................8
TRANSITION ACCOUNT............................................................10
CONTINGENT DEFERRED SALES CHARGES.............................................11
MARKET VALUE ADJUSTMENT.......................................................12
CONTRACT OWNERSHIP............................................................15
PREMIUM TAXES.................................................................16
RIGHT TO REVOKE...............................................................17
TRANSFERS.....................................................................17
SURRENDERS (REDEMPTIONS)......................................................17
ASSIGNMENT....................................................................19
ANNUITIZING THE CONTRACT......................................................20
DEATH BENEFITS................................................................22
REQUIRED DISTRIBUTIONS........................................................24
FEDERAL TAX CONSIDERATIONS....................................................27
STATEMENTS....................................................................33
INVESTMENTS...................................................................33
CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GUARANTEED PERIOD OPTIONS...33
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................34
LEGAL OPINION.................................................................34
EXPERTS.......................................................................34
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION..........................34
APPENDIX.....................................................................A-1




--------------------------------------------------------------------------------
                              AVAILABLE INFORMATION
Nationwide Life Insurance Company files reports with the Securities and Exchange Commission on Forms 10-Q, 10-K and 8-K.

The public may read and copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like Nationwide Life Insurance Company, that file electronically with the SEC (http://www.sec.gov).
--------------------------------------------------------------------------------

                                    GLOSSARY

ANNUITIZATION DATE - The date the annuity payments begin.

ANNUITY COMMENCEMENT DATE - The date on which annuity payments are scheduled to begin. This date may be changed by the contract owner with Nationwide's consent.

CONTRACT VALUE - The sum of all amounts allocated to any of the Guaranteed Period Options plus any amount allocated to the Transition Account.

CONTRACT YEAR - Each year the Contract remains in force beginning with the date the Contract is issued.

GUARANTEED PERIOD - The period corresponding to a 3, 4, 5, 6, 7, 8, 9, or 10 year Guaranteed Period Option. Amounts allocated to a Guaranteed Period Option will be credited with a Specified Interest Rate over the corresponding guaranteed period, so long as such amounts are not withdrawn or transferred from the Guaranteed Period Option prior to the Maturity Date. The Guaranteed Period may last for up to 3 months beyond the 3, 4, 5, 6, 7, 8, 9, or 10 year anniversary of the allocation to the Guaranteed Period Option due to every Guaranteed Period ending on the final day of a calendar quarter.

GUARANTEED PERIOD OPTION YEAR - Each 12 month period beginning with the date a new allocation is made to a Guaranteed Period Option. New allocations include transfers from one Guaranteed Period Option to another, or new Purchase Payments allocated to a Guaranteed Period Option.

INDIVIDUAL RETIREMENT ANNUITY (IRA) - An annuity contract that qualifies for favorable tax treatment under Section 408(b) of the Internal Revenue Code, but does not include Roth IRAs.

INTEREST RATE SWAPS - Interest rate quotations for 1, 2, 3, 4, 5, 7 and 10 years published by the Federal Reserve Board on a regular basis. Nationwide uses interest rate swaps in its Market Value Adjustment (MVA) formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets.

INVESTMENT PERIOD - The period of time beginning with a declaration by the Company of new Guaranteed Period Option interest rates (the different Specified Interest Rates for each of the Guaranteed Period Options) and ending with the subsequent declaration of new Specified Interest Rates.

INVESTMENT-ONLY CONTRACT - A contract purchased by a Qualified Pension, Profit-Sharing or Stock Bonus Plan as defined by Section 401(a) of the Internal Revenue Code.

MARKET VALUE ADJUSTMENT - The upward or downward adjustment in value of amounts allocated to a Guaranteed Period Option which are withdrawn from the Guaranteed Period Option for any reason, other than payment of the death benefit, prior to the Maturity Date.

MATURITY DATE - The date on which a particular Guaranteed Period Option matures. Such date will be the last day of a calendar quarter in which the third, fourth, fifth, sixth, seventh, eighth, ninth or tenth anniversary of the date on which amounts are allocated to a 3, 4, 5, 6, 7, 8, 9 or 10 year Guaranteed Period Option, respectively.

NATIONWIDE - Nationwide Life Insurance Company.

NON-QUALIFIED CONTRACT - A contract which does not qualify for favorable tax treatment as a Qualified Plan, Individual Retirement Annuity, Roth IRA, SEP IRA, Simple IRA, or Tax Sheltered Annuity.

QUALIFIED PLAN - Retirement plans that receive favorable tax treatment under the provision of Section 401(a) of the Internal Revenue Code, including Investment-only Contracts. In this prospectus, all provisions applicable to Qualified Plans also apply to Investment-only Contracts unless specifically stated otherwise.

ROTH IRA - An individual retirement annuity which qualifies for favorable tax treatment under Section 408A of the Internal Revenue Code.

SEP IRA - An annuity contract which qualifies for favorable tax treatment under
Section 408(k) of the Internal Revenue Code.

SIMPLE IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(p) of the Internal Revenue Code.

SPECIFIED INTEREST RATE - The interest rate guaranteed to be credited to amounts allocated under a selected Guaranteed Period Option so long as such allocations are not distributed for any reason from the Guaranteed Period Option prior to the Guaranteed Period Option Maturity Date.

SPECIFIED VALUE - The amount allocated to a Guaranteed Period Option minus withdrawals and transfers out of the Guaranteed Period Option, plus interest accrued at the Specified Interest Rate. The Specified Value is subject to a Market Value Adjustment, except for payment of the death benefit, at all times prior to the Maturity Date.

TAX SHELTERED ANNUITY - An annuity which qualifies for favorable tax treatment under Section 403(b) of the Internal Revenue Code.

TRANSITION ACCOUNT - An account with interest rates that are set monthly by Nationwide.

                            SYNOPSIS OF THE CONTRACTS


INTRODUCTION


         The contracts described in this prospectus are flexible purchase payment contracts. The contracts may be issued as either individual or group contracts. In those states where contracts are issued as group contracts, references throughout this prospectus to "contract(s)" will also mean "certificate(s) and "contract owner" will mean "participant."

          The contracts can be categorized as:

o Individual Retirement Annuities (IRAs) (with contributions rolled over or transferred from certain tax-qualified plans);
o    Investment-only Contracts (Qualified Plans);
o    Non-Qualified;
o    Roth IRAs;
o    SEP IRAs;
o    Simple IRAs; and
o Tax Sheltered Annuities (with contributions rolled over or transferred from other Tax Sheltered Annuity plans).

     For more detailed information with regard to the differences in contract types, please see "Types of Contracts" later in this prospectus.

MINIMUM INITIAL AND SUBSEQUENT PURCHASE PAYMENTS


------------------------------------------------ ------------------------- -------------------------
                   CONTRACT                          MINIMUM INITIAL          MINIMUM SUBSEQUENT
                     TYPE                            PURCHASE PAYMENT              PAYMENTS
------------------------------------------------ ------------------------- -------------------------
IRA                                                       $2,000                    $1,000
------------------------------------------------ ------------------------- -------------------------
Investment-only Contracts (Qualified Plans)               $10,000                   $1,000
------------------------------------------------ ------------------------- -------------------------
Non-Qualified                                             $10,000                   $1,000
------------------------------------------------ ------------------------- -------------------------
Roth IRA                                                  $2,000                    $1,000
------------------------------------------------ ------------------------- -------------------------
SEP IRA                                                   $2,000                    $1,000
------------------------------------------------ ------------------------- -------------------------
Simple IRA                                                $2,000                    $1,000
------------------------------------------------ ------------------------- -------------------------
Tax Sheltered Annuity                                     $10,000                   $1,000
------------------------------------------------ ------------------------- -------------------------

     Each purchase payment may be allocated to any combination of Guarantee Period Options or the Transition Account. However, a minimum of $1,000 must be deposited into each Guarantee Period Option elected.

CHARGES AND EXPENSES

     Nationwide does not deduct a sales charge from purchase payments upon deposit into the contract. However, if any amount of a Guaranteed Period Option is withdrawn prior to the Maturity Date for a particular Guarantee Period Option, the amount withdrawn is subject to a Market Value Adjustment in addition to any applicable contingent deferred sales charges ("CDSC").

     This CDSC reimburses Nationwide for sales expenses. The amount of the CDSC will not exceed 5% of the amount withdrawn.

The CDSC for the 10-year Guaranteed Period Option applies as follows:


-------------------------------- ------------------------
 NUMBER OF COMPLETED YEARS IN             CDSC
 GUARANTEED PERIOD OPTION FROM         PERCENTAGE
   DATE OF PURCHASE PAYMENT
-------------------------------- ------------------------
               0                           5%
-------------------------------- ------------------------
               1                           5%
-------------------------------- ------------------------
               2                           4%
-------------------------------- ------------------------
               3                           4%
-------------------------------- ------------------------
               4                           3%
-------------------------------- ------------------------
               5                           3%
-------------------------------- ------------------------
               6                           2%
-------------------------------- ------------------------
               7                           2%
-------------------------------- ------------------------
               8                           1%
-------------------------------- ------------------------
               9                           1%
-------------------------------- ------------------------
              10                           0%
-------------------------------- ------------------------

     For Guarantee Period Options less than 10 years, the CDSC is not assessed once the Guarantee Period Option reaches the Maturity Date. For instance, if the 5 year Guarantee Period Option is elected, the CDSC schedule is as follows:

-------------------------------- ------------------------
 NUMBER OF COMPLETED YEARS IN             CDSC
 GUARANTEED PERIOD OPTION FROM         PERCENTAGE
   DATE OF PURCHASE PAYMENT
-------------------------------- ------------------------
               0                           5%
-------------------------------- ------------------------
               1                           5%
-------------------------------- ------------------------
               2                           4%
-------------------------------- ------------------------
               3                           4%
-------------------------------- ------------------------
               4                           3%
-------------------------------- ------------------------
               5                           0%
-------------------------------- ------------------------

     Each contract year, the contract owner may withdraw without a CDSC the greater of:


     o    10% of the Contract Value; or

     o any amount withdrawn to meet minimum distribution requirements under the Internal Revenue Code.

     A Market Value Adjustment will apply to any free amounts withdrawn prior to the Maturity Date (see "Market Value Adjustment"). The free withdrawal privilege is non-cumulative. Free amounts not taken during any given contract year cannot be taken as free amounts in a subsequent contract year (see "Contingent Deferred Sales Charge")

     The Internal Revenue Code may impose restrictions on withdrawals for contracts issued as Tax Sheltered Annuities or contracts issued to Qualified Plans.

ANNUITY PAYMENTS

     Annuity payments begin on the annuitization date. Annuity payments will be based on the annuity payment option chosen prior to annuitization (see "Fixed Payment Annuity Payment Options").

TAXATION

     How a contract is taxed depends on the type of contract issued and the purpose for which the contract is purchased. Nationwide will charge against the contract any premium taxes levied by any governmental authority (see "Federal Tax Considerations" and "Premium Taxes").

TEN DAY FREE LOOK

     Contract owners may return the contract for any reason within ten days of receipt and Nationwide will refund the contract value, including any applicable market value adjustment or other amounts required by law (see "Right to Revoke").

                               TYPES OF CONTRACTS

     The contracts described in this prospectus are classified according to the tax treatment they are subject to under the Internal Revenue Code. The following is a general description of the various types of contracts. Eligibility requirements, tax benefits (if any), limitations, and other features of the contracts will differ depending on the type of contract.

INDIVIDUAL RETIREMENT ANNUITIES

     Individual Retirement Annuities ("IRAs") are contracts that satisfy the provisions of Section 408(b) of the Internal Revenue Code, including the following requirements:

o    the contract is not transferable by the owner;

o    the premiums are not fixed;

o the annual premium cannot exceed $3,000 (although rollovers of greater amounts from qualified plans, tax-sheltered annuities and other IRAs can be received);

o certain minimum distribution requirements must be satisfied after the owner attains the age of 70 1/2;

o    the entire interest of the owner in the contract is nonforfeitable; and

o after the death of the owner, additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

     Depending on the circumstance of the owner, all or a portion of the contributions made to the account may be deducted for federal income tax purposes.

     Failure to make the mandatory distributions can result in an additional penalty tax of 50% of the excess of the amount required to be distributed over the amount that was actually distributed.

     IRAs may receive rollover contribution from Individual Retirement Accounts, other Individual Retirement Annuities, Tax Sheltered Annuities, certain 457 governmental plans and qualified retirement plans (including 401(k) plans).

     For further details regarding IRAs, please refer to the disclosure statement provided when the IRA was established.

INVESTMENT-ONLY CONTRACTS (QUALIFIED PLANS)

     Contracts that are owned by Qualified Plans are not intended to confer tax benefits on the beneficiaries of the plan; they are used as investment vehicles for the plan. The income tax consequences to the beneficiary of a Qualified Plan are controlled by the operation of the plan, not by operation of the assets in which the plan invests.

     Beneficiaries of Qualified Plans should contact their employer and/or trustee of the plan to obtain and review the plan, trust, summary plan description and other documents for the tax and other consequences of being a participant in a Qualified Plan.

NON-QUALIFIED CONTRACTS

     A Non-Qualified Contract is a contract that does not qualify for certain tax benefits under the Internal Revenue Code, and which is not an IRA, a Roth IRA, a SEP IRA, a Simple IRA, or a Tax Sheltered Annuity.

     Upon the death of the owner of a Non-Qualified Contract, mandatory distribution requirements are imposed to ensure distribution of the entire balance in the contract within a required statutory period.

     Non-Qualified Contracts that are owned by natural persons allow for the deferral of taxation on the income earned in the contract until it is distributed or deemed to be distributed.

ROTH IRAS


     Roth IRA contracts are contracts that satisfy the requirements of Section 408A of the Internal Revenue Code, including the following requirements:


o    the contract is not transferable by the owner;
o    the premiums are not fixed;
o the annual premium cannot exceed $3,000 (although rollovers of greater amounts from other Roth IRAs and IRAs can be received);
o    the entire interest of the owner in the contract is nonforfeitable; and
o after the death of the owner, certain distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

     A Roth IRA can receive a rollover from an IRA; however, the amount rolled over from the IRA to the Roth IRA is required to be included in the owner's federal gross income at the time of the rollover, and will be subject to federal income tax.

     There are income limitations on eligibility to participate in a Roth IRA and additional income limitations for eligibility to roll over amounts from an IRA to a Roth IRA. For further details regarding Roth IRAs, please refer to the disclosure statement provided when the Roth IRA was established.


SIMPLIFIED EMPLOYEE PENSIONS (SEP) IRAS


     A SEP IRA is a written plan established by an employer for the benefit of employees which permits the employer to make contributions to an IRA established for the benefit of each employee.

     An employee may make deductible contributions to a SEP IRA in the same way, and with the same restrictions and limitations, as for an IRA. In addition, the employer may make contributions to the SEP IRA, subject to dollar and percentage limitations imposed by both the Internal Revenue Code and the written plan.

     A SEP IRA plan must satisfy:

o    minimum participation rules;
o    top-heavy contribution rules;
o    nondiscriminatory allocation rules; and
o    requirements regarding a written allocation formula.

     In addition, the plan cannot restrict withdrawals of non-elective contributions, and must restrict withdrawals of elective contributions before March 15th of the following year.

SIMPLE IRAS

     A Simple IRA is an individual retirement annuity that satisfies the following requirements:

o    vesting requirements;
o    participation requirements; and
o    administrative requirements.

     The funds contributed to a Simple IRA cannot be commingled with funds in IRAs or SEP IRAs. A Simple IRA cannot receive rollover distributions except from another Simple IRA.

TAX SHELTERED ANNUITIES

     Certain tax-exempt organizations (described in section 501(c)(3) of the Internal Revenue Code) and public school systems may establish a plan under which annuity contracts can be purchased for their employees. These annuity contracts are often referred to as Tax Sheltered Annuities.

     Purchase payments made to Tax Sheltered Annuities are excludible from the income of the employee, up to statutory maximum amounts. These amounts should be set forth in the plan adopted by the employer.

     Tax Sheltered Annuities may receive rollover contributions from Individual Retirement Accounts, Individual Retirement Annuities, other Tax Sheltered Annuities, certain 457 governmental plans and qualified retirement plans (including 401(k) plans).

     The owner's interest in the contract is nonforfeitable (except for failure to pay premiums) and cannot be transferred. Certain minimum distribution requirements must be satisfied after the owner attains the age of 70 1/2, and after the death of the owner. Additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the required period of time.

                            INVESTING IN THE CONTRACT

     There are eight different Guaranteed Period Options available: a 3 year Guaranteed Period Option; a 4 year Guaranteed Period Option; a 5 year Guaranteed Period Option; a 6 year Guaranteed Period Option; a 7 year Guaranteed Period Option; an 8 year Guaranteed Period Option; a 9 year Guaranteed Period Option; and a 10 year Guaranteed Period Option. Contract owners may elect to have Purchase Payments allocated among the Guaranteed Period Options and the Transition Account. The minimum amount of any allocation to a Guaranteed Period Option is $1,000. If a contract owner does not specify how the Purchase Payment is to be allocated, the entire Purchase Payment will be allocated to the Transition Account.

     The guarantees associated with the Guaranteed Period Options are borne exclusively by, and are legal obligations of, Nationwide. A separate account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the Guaranteed Period Options. The assets of the separate account are owned by Nationwide. Contract owners have no claim against the assets of the separate account, maintain no interest in the separate account and do not participate in the investment experience of the separate account.

     The cumulative total of all purchase payments under contracts issued by Nationwide on the life of any one annuitant cannot exceed $1,500,000 without Nationwide's prior consent.

                            GUARANTEED PERIOD OPTIONS

     Guaranteed Period Options provide for a guaranteed interest rate (the "Specified Interest Rate"), to be credited as long as any amount allocated to the Guaranteed Period Option is not distributed for any reason, prior to the Maturity Date of the Guaranteed Period Option. Each Guaranteed Period Option has a Guarantee Period. Generally, a 3 year Guaranteed Period Option offers guaranteed interest at a Specified Interest Rate over 3 years, a 4 year Guaranteed Period Option offers guaranteed interest at a Specified Interest Rate over 4 years, and so on. Because every Guaranteed Period Option will mature on the last day of a calendar quarter, the Guaranteed Period of a Guaranteed Period Option may extend for up to 3 months beyond the 3, 4, 5, 6, 7, 8, 9, or 10 year anniversary of allocations made to 3, 4, 5, 6, 7, 8, 9, or 10 year Guaranteed Period Option, respectively.

     Amounts allocated to a Guaranteed Period Option will be credited at the Specified Interest Rate for the duration of the Guaranteed Period associated with the Guaranteed Period Option. Specified Interest Rates for each Guaranteed Period Option are declared periodically at the sole discretion of Nationwide. The Investment Period is the period of time during which declared Specified Interest Rates will be effective for new allocations. Investment Periods will typically last for one week, but may be longer or shorter depending on interest rate fluctuations in financial markets. During any particular Investment Period, any transfer allocation or new purchase payment allocation to a Guaranteed Period Option will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Period of the Guaranteed Period Option (see "Specified Interest Rates and Guaranteed Periods").

     The Specified Interest Rate will be credited daily to amounts allocated to a Guaranteed Period Option, providing an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations receiving that rate remain in the Guaranteed Period Option until the Maturity Date. However, any surrenders, transfers or withdrawals for any reason, except to pay the death benefit, prior to the Maturity Date will be subject to a Market Value Adjustment (see "Market Value Adjustment").

THE SPECIFIED INTEREST RATE

     The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to allocations made to the Guaranteed Period Options for the corresponding Guaranteed Period, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date. Different Specified Interest Rates may be established for the 8 different Guaranteed Period Options.

     Generally, Nationwide will declare new Specified Interest Rates weekly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. Nationwide observes no specific method in establishing the Specified Interest Rates. However, Nationwide will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Periods of the Guaranteed Period Options. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. Nationwide has no way of predicting what Specified Interest Rates may be declared in the future and there is no minimum Specified Interest Rate for any of the Guaranteed Period Options.

THE INVESTMENT PERIOD

     The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the various Guaranteed Period Options. All allocations made to a Guaranteed Period Option during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable Guaranteed Period Option is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Guaranteed Period Options during prior Investment Periods. Prior allocations to the Guaranteed Period Option will be credited with the Specified Interest Rate in effect when the allocation was made.

     The Specified Interest Rate is credited to allocations made to Guaranteed Period Options on a daily basis, resulting in an annual effective yield, guaranteed by Nationwide, unless amounts are withdrawn or transferred from the Guaranteed Period Option for any reason prior to the Maturity Date. The Specified Interest Rate will be credited for the entire Guaranteed Period associated with the Guaranteed Period Option. If amounts are withdrawn or transferred from the Guaranteed Period Option for any reason, except payment of the death benefit, prior to the Maturity Date, a Market Value Adjustment will be applied to the amount withdrawn or transferred.

     Information concerning the Specified Interest Rates in effect for the various Guaranteed Period Options can be obtained by calling the following toll free phone number: 1-800-848-6331.

GUARANTEED PERIODS

     The Guaranteed Period is the period of time corresponding with the selected Guaranteed Period Option for which the Specified Interest Rate is guaranteed to be in effect, so long as the amounts allocated remain in the Guaranteed Period Option until the Maturity Date. A Guaranteed Period always expires on a Maturity Date which will be the last day of a calendar quarter, which may last up to 3 months past the anniversary date of the allocation to the Guaranteed Period Option.

     For example, if an allocation is made to a 10 year Guaranteed Period Option on February 1, 2004, the Specified Interest Rate for that Guaranteed Period Option will be credited until March 31, 2014; the Guaranteed Period will begin on February 1, 2004 and end on March 31, 2014.

     Guaranteed Periods will be exactly 3, 4, 5, 6, 7, 8, 9, or 10 years only when an allocation to a Guaranteed Period Option occurs on the last day of a calendar quarter.

GUARANTEED PERIOD OPTIONS AT MATURITY

     Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 90 days prior to the end of a Guaranteed Period. The notice will include the projected value of the Guaranteed Period Option on the Maturity Date.

          Once the Guaranteed Period Option matures, contract owners may:

          (1) surrender the Guaranteed Period Option, in part or in whole, without a Market Value Adjustment and/or a contingent deferred sales charge;

          (2) wholly transfer the Guaranteed Period Option to another Guaranteed Period Option of the same or different duration without a Market Value Adjustment and/or a contingent deferred sales charge. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

          (3) partially transfer amounts of the Guaranteed Period Option to various Guaranteed Period Options of different durations without a Market Value Adjustment or a contingent deferred sales charge. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

          (4) elect not to transfer or surrender all or a portion of the Guaranteed Period Option, in which case, the remaining portion of the Guaranteed Period Option will be automatically transferred to the Transition Account following the Maturity Date. A confirmation will be sent immediately after the automatic transfer is executed.

     If no direction is received by Nationwide prior to the Maturity Date of a Guaranteed Period Option all amounts in that Guaranteed Period Option will automatically be transferred to the Transition Account.

                               TRANSITION ACCOUNT

     Amounts not allocated to a Guaranteed Period Option are held in the Transition Account. The Transition Account is a short-term liquid investment account. THE TRANSITION ACCOUNT IS NOT DESIGNED FOR LONG TERM INVESTING.

     Nationwide will declare a new interest rate each month which will apply to all funds in the Transition Account.

     Transfers or surrenders from the Transition Account may be made at any time without application of a Market Value Adjustment or contingent deferred sales charge.

                        CONTINGENT DEFERRED SALES CHARGES

     No sales charge deduction is made from the purchase payments when amounts are deposited into the contracts. However, if any amount is withdrawn from a Guaranteed Period Option prior to its Maturity Date, Nationwide will deduct a CDSC.

     The CDSC will not exceed 5% of the amount withdrawn. The CDSC is calculated by multiplying the applicable CDSC percentage (noted below) by the amount surrendered.

     For purposes of calculating the CDSC surrenders are considered to come first from the Transition Account until it is exhausted and then from each Guaranteed Period Option in proportion to the total remaining contract value, unless the contract owner specifies otherwise. (For tax purposes, a surrender is usually treated as a withdrawal of earnings first.)

     The CDSC for the 10-year Guaranteed Period Option applies as follows:

-------------------------------- ------------------------
 NUMBER OF COMPLETED YEARS IN             CDSC
 GUARANTEED PERIOD OPTION FROM         PERCENTAGE
   DATE OF PURCHASE PAYMENT
-------------------------------- ------------------------
               0                           5%
-------------------------------- ------------------------
               1                           5%
-------------------------------- ------------------------
               2                           4%
-------------------------------- ------------------------
               3                           4%
-------------------------------- ------------------------
               4                           3%
-------------------------------- ------------------------
               5                           3%
-------------------------------- ------------------------
               6                           2%
-------------------------------- ------------------------
               7                           2%
-------------------------------- ------------------------
               8                           1%
-------------------------------- ------------------------
               9                           1%
-------------------------------- ------------------------
              10                           0%
-------------------------------- ------------------------

     For Guaranteed Period Options less than 10 years, the CDSC is not assessed once the Guaranteed Period Option reaches the Maturity Date. For instance, if the 5 year Guaranteed Period Option is elected, the CDSC schedule is as follows:

-------------------------------- ------------------------
 NUMBER OF COMPLETED YEARS IN             CDSC
 GUARANTEED PERIOD OPTION FROM         PERCENTAGE
   DATE OF PURCHASE PAYMENT
-------------------------------- ------------------------
               0                           5%
-------------------------------- ------------------------
               1                           5%
-------------------------------- ------------------------
               2                           4%
-------------------------------- ------------------------
               3                           4%
-------------------------------- ------------------------
               4                           3%
-------------------------------- ------------------------
               5                           0%
-------------------------------- ------------------------

     The CDSC is used to cover sales expenses, including commissions (maximum of 5% of each allocation to a Guaranteed Period), production of sales material, and other promotional expenses. If expenses are greater than the CDSC, the shortfall will be made up from Nationwide's general assets.

     All or a portion of any withdrawal may be subject to federal income taxes. Contract owners taking withdrawals before age 59 1/2 may be subject to a 10% penalty tax.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE

     Each contract year, the contract owner may withdraw without a CDSC the greater of:

o    10% of the Contract Value; or

o any amount withdrawn to meet minimum distribution requirements under the Internal Revenue Code.

     A Market Value Adjustment will apply to any free amounts withdrawn prior to the Maturity Date. The CDSC-free privilege is non-cumulative. Free amounts not taken during any given contract year cannot be taken as free amounts in a subsequent contract year.

     In addition, no CDSC will be deducted:

     (1) upon the annuitization of contracts which have been in force for at least two years;

     (2) for amounts withdrawn from the Transition Account or transferred from the Transition Account to any Guaranteed Period Option;

     (3) for amounts transferred prior to maturity from a Guaranteed Period Option to a new Guaranteed Period Option within the contract;

     (4) upon payment of the death benefit payment prior to the Annuitization Date;

     (5) from any values which have been held under a Guarantee Period Option for the applicable Guaranteed Period.

     Further, a CDSC will not apply if the contract owner is confined to a Long Term Care Facility or Hospital for a continuous 180 day period commencing while the Contract is in-force. In the case of joint ownership, the waiver will apply if either joint owner is confined. Request for waiver must be received by Nationwide during the period of confinement or no later than 90 days after the confinement period ends. If the withdrawal request is received later than 90 days after the confinement period ends, the surrender charge, if applicable, will be assessed. Written notice and proof of confinement must be received in a form satisfactory to Nationwide and be recorded at Nationwide's home office prior to the waiver of surrender charges.

     The CDSC will not be eliminated if to do so would be unfairly discriminatory or prohibited by state law.

                             MARKET VALUE ADJUSTMENT

GENERAL INFORMATION REGARDING THE MARKET VALUE ADJUSTMENT

     Guaranteed Period Options which are surrendered, transferred or distributed for any reason, except to pay the death benefit, prior to the Maturity Date for the Guaranteed Period Option will be subject to a Market Value Adjustment. The Market Value Adjustment is determined by the multiplication of a Market Value Adjustment factor (arrived at by calculation of the Market Value Adjustment formula) by the specified value, or the portion of the specified value being withdrawn. The specified value is the amount of the allocation to the Guaranteed Period Option, plus interest accrued at the specified interest rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution.

     The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals or transfers, or when the operation of the Contract requires a distribution, such as a death benefit. When liquidating assets, Nationwide may realize either a gain or a loss.

     If prevailing interest rates are higher than the specified interest rate in effect at the time of the Guaranteed Period Option allocation, Nationwide is likely to realize a loss when it liquidates assets in order to process a surrender or transfer; and therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the distribution.

     Conversely, if prevailing interest rates are lower than the specified interest rate in effect at the time of the Guaranteed Period Option allocation, Nationwide is likely to realize a gain when it liquidates assets in order to process a surrender or transfer; therefore, application of the Market Value Adjustment under such circumstances will likely increase the amount of the distribution.

     Nationwide measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the Market Value Adjustment formula, and relies on the interest rate swap yields to represent both prevailing interest rates and specified interest rates. The Market Value Adjustment formula and the interest rate swap are described more fully below.

INTEREST RATE SWAP

     The Market Value Adjustment formula for deriving the Market Value Adjustment factor is based on interest rate swaps which are published by the Federal Reserve Board on a regular basis. Nationwide utilizes interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between specified interest rates declared by Nationwide and the prospective interest rate fluctuations.

     Interest rate swap quotations for 1, 2, 3, 4, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates. For example, if the published 5 year rate is 6% and the published 7 year rate is 6.50%, the 6 year rate will be calculated as 6.25%.

THE MARKET VALUE ADJUSTMENT FORMULA

     The Market Value Adjustment formula is utilized when a distribution is made from a Guaranteed Period Option during the Guaranteed Period. The Market Value Adjustment is a calculation expressing the relationship between three factors:

     (1) the interest rate swap yield for the period of time coinciding with the Guaranteed Period of the Guaranteed Period Option;

     (2) the interest rate swap yield for a period coinciding with the time remaining in the Guaranteed Period of a Guaranteed Period Option when a distribution giving rise to a Market Value Adjustment occurs; and

     (3) the number of days remaining in the Guaranteed Period of the Guaranteed Period Option.


     The formula for determining the Market Value Adjustment factor is:


                                         t
                      [(1 + a)]
             -------------------------
                  [(1 + b + .0025)]

Where:

          a= the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

          b= the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

          t=   the number of days until the Maturity Date, divided by 365.25.

     In the case of "a" above, the Interest Rate Swap utilized will be the rate published by the Federal Reserve Board for the date two days prior to the date of an allocation to the Guaranteed Period Option was made. If no rate is published for a given date, then the most recent published rate available will be utilized.

     In the case of "b" above, the Interest Rate Swap utilized will be the rate published by the Federal Reserve Board for the date two days prior to the date of withdrawal, transfer or distribution. If no rate is published for a given date, then the most recent published rate available will be utilized.

     The Market Value Adjustment factor will be equal to 1 during the investment period.

     The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of .0025 in the Market Value Adjustment formula.

     The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the specified value, or that portion of the specified value being distributed from a Guaranteed Period Option in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater, less than or equal to 1 and will be multiplied by the specified value or that portion of the specified value being withdrawn, from the Guaranteed Period Option for any reason except payment of the death benefit. If the result is greater than 1, a gain will be realized by the contract owner; if less than 1, a loss will be realized. If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

     If the Federal Reserve Board halts publication of interest rate swaps, or if, for any other reason, interest rate swaps are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

     Examples of how to calculate Market Value Adjustments are provided in the Appendix.

                               CONTRACT OWNERSHIP

     The contract owner has all rights under the contract. Purchasers who name someone other than themselves as the contract owner will have no rights under the contract.

     Contract owners of Non-Qualified Contracts may name a new contract owner at any time before the annuitization date. Any change of contract owner automatically revokes any prior contract owner designation. Changes in contract ownership may result in federal income taxation and may be subject to state and federal gift taxes.

     A change in contract ownership must be submitted in writing and recorded at Nationwide's home office. Once recorded, the change will be effective as of the date signed. However, the change will not affect any payments made or actions taken by Nationwide before the change was recorded.

     The contract owner may also request a change in the annuitant, contingent annuitant, contingent owner, beneficiary, or contingent beneficiary before the annuitization date. These changes must be:

o    on a Nationwide form;
o    signed by the contract owner; and
o    received at Nationwide's home office before the annuitization date.

     Nationwide must review and approve any change requests. For Non-Qualified Contracts, if any contract owner is not a natural person, the change of the annuitant will be treated as the death of the contract owner and will result in a distribution, regardless of whether a contingent annuitant is also named. Such distribution will be made as if the contract owner died at the date of such change.

     On the annuitization date, the annuitant will become the contract owner.

JOINT OWNERSHIP

     Joint owners each own an undivided interest in the contract.

     Contract owners can name a joint owner at any time before annuitization subject to the following conditions:

o    joint owners can only be named for Non-Qualified Contracts;

o joint owners must be spouses at the time joint ownership is requested, unless state law requires Nationwide to allow non-spousal joint owners;

o the exercise of any ownership right in the contract will generally require a written request signed by both joint owners;

o an election in writing signed by both contract owners must be made to authorize Nationwide to allow the exercise of ownership rights independently by either joint owner; and

o Nationwide will not be liable for any loss, liability, cost, or expense for acting in accordance with the instructions of either joint owner.

CONTINGENT OWNERSHIP

     The contingent owner is entitled to certain benefits under the contract if a contract owner who is NOT the annuitant dies before the annuitization date, and there is no surviving joint owner.

     The contract owner may name or change a contingent owner at any time before the annuitization date. To change the contingent owner, a written request must be submitted to Nationwide. Once Nationwide has recorded the change, it will be effective as of the date it was signed, whether or not the contract owner was living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded.

ANNUITANT

     The annuitant is the person who will receive annuity payments and upon whose continuation of life any annuity payment involving life contingencies depends. This person must be age 85 or younger at the time of contract issuance, unless Nationwide approves a request for an annuitant of greater age. The annuitant may be changed before the annuitization date with Nationwide's consent.

CONTINGENT ANNUITANT

     If the annuitant dies before the annuitization date, the contingent annuitant becomes the annuitant. The contingent annuitant must be age 85 or younger at the time of contract issuance unless Nationwide has approved a request for a contingent annuitant of greater age. All provisions of the contract which are based on the death of the annuitant prior to the annuitization date will be based on the death of the last survivor of the annuitant and contingent annuitant.

     A contingent annuitant may be selected only for a contract issued as a Non-Qualified Contract.

BENEFICIARY AND CONTINGENT BENEFICIARY

     The beneficiary is the person who is entitled to the death benefit if the annuitant dies before the annuitization date and there is no joint owner or contingent annuitant. The contract owner can name more than one beneficiary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified.

     The contract owner may change the beneficiary or contingent beneficiary during the annuitant's lifetime by submitting a written request to Nationwide. Once recorded by Nationwide, the change will be effective as of the date it was signed, whether or not the annuitant was living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded.

                                  PREMIUM TAXES

     Nationwide will charge against the contract value any premium taxes levied by a state or other government entity. Premium tax rates currently range from 0% to 5.0%. This range is subject to change. The method used to assess premium tax will be determined by Nationwide at its sole discretion in compliance with state law.


If applicable, Nationwide will deduct premium taxes from the contract when:


(1)  the time the contract is surrendered;

(2)  annuitization; or

(3)  such earlier date as Nationwide becomes subject to premium taxes.

Premium taxes may be deducted from death benefit proceeds.

                                 RIGHT TO REVOKE

     Contract owners have a ten day "free look" to examine the contract. The contract may be returned to Nationwide's home office for any reason within ten days of receipt and Nationwide will refund the contract value or another amount required by law. The refunded contract value will reflect the deduction of any contract charges, including any applicable market value adjustment, unless otherwise required by law. All Individual Retirement Annuity, SEP IRA, Simple IRA and Roth IRA refunds will be a return of purchase payments. State and/or federal law may provide additional free look privileges.

                                    TRANSFERS

     Transfers among the Guaranteed Period Options and the Transition Account must be made prior to the annuitization date.

     Transfers from a Guaranteed Period Option to another Guaranteed Period Option prior to its Maturity Date are subject to a Market Value Adjustment. Transfers from a Guaranteed Period Option to the Transition Account are not permitted prior to its Maturity Date. Transfers from the Transition Account may be made at anytime without the assessment of a contingent deferred sales charge or a Market Value Adjustment.

     The minimum amount that may be transferred either from or to any Guaranteed Period Option is $1,000.

                            SURRENDERS (REDEMPTIONS)

     Contract owners may surrender some or all of their contract value before the earlier of the annuitization date or the annuitant's death. Surrender requests must be in writing and Nationwide may require additional information. When taking a full surrender, the contract must accompany the written request. Nationwide may require a signature guarantee.

     Nationwide will surrender any amount from any Guaranteed Period Option(s) and any amount from the Transition Account needed to equal: (a) the dollar amount requested; less (b) any contingent deferred sales charges, premium taxes and Market Value Adjustment that may apply.

     If a partial surrender is requested, amounts will first be surrendered from the Transition Account (if any), unless otherwise instructed by the contract owner. Amounts surrendered in excess of amounts in the Transition Account will be surrendered from each of the Guaranteed Period Options. The amounts surrendered from each Guaranteed Period Option will be in the same proportion that the contract owner's interest in each Guaranteed Period Option bears to the total remaining contract value.

     Payment from the Guaranteed Period Options will be made within seven days of receipt of both proper written application and proof of interest satisfactory to Nationwide. However, Nationwide may be required, pursuant to state law, to reserve the right to postpone any payments up to 6 months.

     A CDSC may apply. The contract owner may take the CDSC from either:

o    the amount requested; or

o the contract value remaining after the contract owner has received the amount requested.

     If the contract owner does not make a specific election, any applicable CDSC will be taken from the contract value remaining after the contract owner has received the amount requested.

     The CDSC deducted is a percentage of the amount requested by the contract owner. Amounts deducted for CDSC are not subject to subsequent CDSC.

SURRENDERS UNDER A TAX SHELTERED ANNUITY

     Contract owners of a Tax Sheltered Annuity may surrender part or all of their contract value before the earlier of the annuitization date or the annuitant's death, except as provided below:

     (A) Contract value attributable to contributions made under a qualified cash or deferred arrangement (within the meaning of Internal Revenue Code Section 402(g)(3)(A)), a salary reduction agreement (within the meaning of Internal Revenue Code Section 402(g)(3)(C)), or transfers from a Custodial Account (described in Section 403(b)(7) of the Internal Revenue Code), may be surrendered only:

          (1) when the contract owner reaches age 59 1/2, separates from service, dies, or becomes disabled (within the meaning of Internal Revenue Code Section 72(m)(7)); or

          (2) in the case of hardship (as defined for purposes of Internal Revenue Code Section 401(k)), provided that any such hardship surrender may NOT include any income earned on salary reduction contributions.

     (B)  The surrender limitations described in Section A also apply to:

          (1) salary reduction contributions to Tax Sheltered Annuities made for plan years beginning after December 31, 1988;

          (2) earnings credited to such contracts after the last plan year beginning before January 1, 1989, on amounts attributable to salary reduction contributions; and

          (3) all amounts transferred from 403(b)(7) Custodial Accounts (except that earnings and employer contributions as of December 31, 1988 in such Custodial Accounts may be withdrawn in the case of hardship).

     (C) Any distribution other than the above, including a ten day free look cancellation of the contract (when available) may result in taxes, penalties, and/or retroactive disqualification of a Tax Sheltered Annuity.

     In order to prevent disqualification of a Tax Sheltered Annuity after a ten day free look cancellation, Nationwide will transfer the proceeds to another Tax Sheltered Annuity upon proper direction by the contract owner.

     These provisions explain Nationwide's understanding of current withdrawal restrictions. These restrictions may change.

     Distributions pursuant to Qualified Domestic Relations Orders will not violate the restrictions stated above.

SURRENDERS UNDER A TEXAS OPTIONAL RETIREMENT PROGRAM OR A LOUISIANA OPTIONAL RETIREMENT PLAN

     Redemption restrictions apply to contracts issued under the Texas Optional Retirement Program or the Louisiana Optional Retirement Plan.

     The Texas Attorney General has ruled that participants in contracts issued under the Texas Optional Retirement Program may only take withdrawals if:

o    the participant dies;
o    the participant retires;
o    the participant terminates employment due to total disability; or
o the participant that works in a Texas public institution of higher education terminates employment.

     A participant under a contract issued under the Louisiana Optional Retirement Plan may only take distributions from the contract upon retirement or termination of employment. All retirement benefits under this type of plan must be paid as lifetime income; lump sum cash payments are not permitted, except for death benefits.

     Due to the restrictions described above, a participant under either of these plans will not be able to withdraw cash values from the contract unless one of the applicable conditions is met. However, contract value may be transferred to other carriers, subject to any CDSC.

     Nationwide issues this contract to participants in the Texas Optional Retirement Program in reliance upon and in compliance with Rule 6c-7 of the Investment Company Act of 1940. Nationwide issues this contract to participants in the Louisiana Optional Retirement Plan in reliance upon and in compliance with an exemptive order that Nationwide received from the SEC on August 22, 1990.

                                   ASSIGNMENT

     Contract rights are personal to the contract owner(s) and may not be assigned without Nationwide's consent.

     Investment-only Contracts, Individual Retirement Annuities, Roth IRAs, SEP IRAs, Simple IRAs, and Tax Sheltered Annuities may not be assigned, pledged or otherwise transferred except where allowed by law.

     A Non-Qualified Contract owner may assign some or all rights under the contract. An assignment must occur before annuitization while the annuitant is alive. The assignment will become effective once it is recorded by Nationwide at its home office. The assignment will not be recorded until Nationwide has received sufficient direction from the contract owner and assignee as to the proper allocation of contract rights under the assignment.

     Nationwide is not responsible for the validity or tax consequences of any assignment. Nationwide is not liable for any payment or settlement made before the assignment is recorded. Assignments will not be recorded until Nationwide receives sufficient direction from the contract owner and the assignee regarding the proper allocation of contract rights.

     Amounts pledged or assigned will be treated as distributions and will be included in gross income to the extent that the cash value exceeds the investment in the contract for the taxable year in which it was pledged or assigned. Amounts assigned may be subject to a tax penalty equal to 10% of the amount included in gross income.

     Assignment of the entire contract value may cause the portion of the contract value exceeding the total investment in the contract and previously taxed amounts to be included in gross income for federal income tax purposes each year that the assignment is in effect.

                            ANNUITIZING THE CONTRACT

ANNUITIZATION

     Annuitization is the period during which annuity payments are received. It is irrevocable once payments have begun. Amounts allocated to a Guaranteed Period Option that are annuitized prior to the Maturity Date are subject to a Market Value Adjustment. Upon arrival of the annuitization date, the annuitant must choose one of the fixed payment annuity options available.

     Nationwide guarantees that each payment under the fixed payment annuity will be the same throughout annuitization.

ANNUITIZATION DATE


     The annuitization date is the date that annuity payments begin. Annuitization will be the first day of a calendar month unless otherwise agreed, and must be at least 2 years after the contract is issued. If the contract is issued to fund a Tax Sheltered Annuity, annuitization may occur during the first 2 years subject to Nationwide's approval.

ANNUITY COMMENCEMENT DATE

     The annuity commencement date is the date on which annuity payments are scheduled to begin. If a contract owner does not choose an annuity commencement date, a date will be established for the contract by Nationwide. For Qualified Plans, Individual Retirement Annuities and Tax Sheltered Annuities, if the contract owner does not choose the annuity commencement date then the annuity commencement date established on the date of contract issuance will be the date on which the contract owner reaches 70 1/2. For Non-Qualified contracts, if the contract owner does not choose the annuity commencement date then the annuity commencement date established on the date of contract issuance will be the date on which the contract owner reaches 90. The contract owner may change the annuity commencement date before annuitization. This change must be in writing and approved by Nationwide.

FIXED PAYMENT ANNUITY

     A fixed payment annuity is an annuity where the amount of the annuity payments remains level.

     The first payment under a fixed payment annuity is determined on the annuitization date based on the annuitant's age (in accordance with the contract) by:

     (1)  deducting applicable premium taxes from the total contract value; then

     (2) applying the contract value amount specified by the contract owner to the fixed payment annuity table for the annuity payment option elected.

     Subsequent payments will remain level unless the annuity payment option elected provides otherwise. Nationwide does not credit discretionary interest during annuitization.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS

     Payments are made based on the annuity payment option selected, unless:

o the amount to be distributed is less than $5,000, in which case Nationwide may make one lump sum payment of the contract value; or

o an annuity payment would be less than $50, in which case Nationwide can change the frequency of payments to intervals that will result in payments of at least $50. Payments will be made at least annually.

FIXED PAYMENT ANNUITY OPTIONS

     Contract owners must elect an annuity payment option before the annuitization date. The annuity payment options are:

     (1) LIFE ANNUITY - An annuity payable periodically, but at least annually, for the lifetime of the annuitant. Payments will end upon the annuitant's death. For example, if the annuitant dies before the second annuity payment date, the annuitant will receive only one annuity payment. The annuitant will only receive two annuity payments if he or she dies before the third annuity payment date, and so on.

     (2) JOINT AND SURVIVOR ANNUITY - An annuity payable periodically, but at least annually, during the joint lifetimes of the annuitant and a designated second individual. If one of these parties dies, payments will continue for the lifetime of the survivor. As is the case under option 1, there is no guaranteed number of payments. Payments end upon the death of the last surviving party, regardless of the number of payments received.

     (3) LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED - An annuity payable monthly during the lifetime of the annuitant. If the annuitant dies before all of the guaranteed payments have been made, payments will continue to the end of the guaranteed period and will be paid to a designee chosen by the annuitant at the time the annuity payment option was elected. The designee may elect to receive the present value of the remaining guaranteed payments in a lump sum. The present value will be computed as of the date Nationwide receives the notice of the annuitant's death.

     Not all of the annuity payment options may be available in all states. Contract owners may request other options before the annuitization date. These options are subject to Nationwide's approval.

     If an annuity payment option is not elected by the contract owner prior to the annuity commencement date then a fixed payment life annuity with a guarantee period of 240 months will be the automatic form of payment. Contracts issued under Qualified Plans, Individual Retirement Annuities and Tax Sheltered Annuities are subject to the "minimum distribution" requirements set forth in the plan, contract, and the Internal Revenue Code.

                                 DEATH BENEFITS

DEATH OF CONTRACT OWNER - NON-QUALIFIED CONTRACTS

     If the contract owner who is not the annuitant dies before the annuitization date, the joint owner becomes the contract owner. If no joint owner is named, the contingent owner becomes the contract owner. If no contingent owner is named, the last surviving contract owner's estate becomes the contract owner.

     If the contract owner and annuitant are the same, and the contract owner/annuitant dies before the annuitization date, the contingent owner will not have any rights in the contract unless the contingent owner is also the beneficiary and there is no joint owner.

     Distributions under Non-Qualified Contracts will be made pursuant to the "Required Distributions for Non-Qualified Contracts" provision.

DEATH OF ANNUITANT - NON-QUALIFIED CONTRACTS

     If the annuitant who is not a contract owner dies before the annuitization date, a death benefit is payable to the beneficiary unless a contingent annuitant is named. If a contingent annuitant is named, the contingent annuitant becomes the annuitant and no death benefit is payable.

     The beneficiary may elect to receive the death benefit:

(1)  in a lump sum;

(2)  as an annuity; or

(3)  in any other manner permitted by law and approved by Nationwide.

     The beneficiary must notify Nationwide of this election within 60 days of the annuitant's death.

     If no beneficiary survives the annuitant, the contingent beneficiary receives the death benefit. Contingent beneficiaries will share the death benefit equally, unless otherwise specified.

     If no beneficiaries or contingent beneficiaries survive the annuitant, the contract owner or the last surviving contract owner's estate will receive the death benefit.

     If the annuitant dies after the annuitization date, any benefit that may be payable will be paid according to the selected annuity payment option.

DEATH OF CONTRACT OWNER/ANNUITANT

     If a contract owner who is also the annuitant dies before the annuitization date, a death benefit is payable according to the "Death of the Annuitant - Non-Qualified Contracts" provision.

     A joint owner will receive a death benefit if a contract owner/annuitant dies before the annuitization date.

     If the contract owner/annuitant dies after the annuitization date, any benefit that may be payable will be paid according to the selected annuity payment option.

DEATH BENEFIT PAYMENT

     The death benefit is equal to the contract value but is not subject to a Market Value Adjustment or contingent deferred sales charge. The value of the death benefit will be determined as of the date Nationwide receives in writing at its home office the following three items:

     (1)  proper proof of the annuitant's death;

     (2)  an election specifying distribution method; and

     (3)  any applicable state required form(s).

     Proof of death is either:

     (1)  a copy of a certified death certificate;

     (2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death;

     (3)  a written statement by a medical doctor who attended the deceased; or

     (4)  any other proof satisfactory to Nationwide.

     The beneficiary must elect a method of distribution which complies with the "Distribution Provisions" of this contract. The beneficiary may elect to receive such death benefits in the form of:

     (1)  a lump sum distribution;

     (2)  an annuity payout; or

     (3) any distribution that is permitted under state and federal regulations and is acceptable by Nationwide.

     If such election is not received by the Nationwide within 60 days of the annuitant's death, the beneficiary will be deemed to have elected a cash payment as of the last day of the 60 day period.

     Payment of the death benefit will be made or will commence within 30 days after receipt of proof of death and notification of the election.

                             REQUIRED DISTRIBUTIONS

     Any distribution paid that is not due to payment of the death benefit may be subject to a CDSC.

     The Internal Revenue Code requires that certain distributions be made from the contracts issued in conjunction with this prospectus. Following is an overview of the required distribution rules applicable to each type of contract. Please consult a qualified tax or financial adviser for more specific required distribution information.

REQUIRED DISTRIBUTIONS - GENERAL INFORMATION

     In general, a beneficiary is an entity or person that the contract owner designates to receive death proceeds upon the contract owner's death. The distribution rules in the Internal Revenue Code make a distinction between "beneficiary" and "designated beneficiary" when determining the life expectancy that may be used for payments that are made from IRAs, SEP IRAs and Tax Sheltered Annuities after the death of the annuitant, or that are made from Non-Qualified Contracts after the death of the contract owner. A designated beneficiary is a natural person who is designated by the contract owner as the beneficiary under the contract. Non-natural beneficiaries (e.g. charities or certain trusts) are not designated beneficiaries for the purpose of required distributions and the life expectancy of such a beneficiary is zero.


     Life expectancies and joint life expectancies will be determined in accordance with the relevant guidance provided by the Internal Revenue Service and the Treasury Department, including but not limited to Treasury Regulation 1.72-9 and Treasury Regulation 1.401(a)(9)-5.


     Required distributions paid upon the death of the contract owner are paid to the beneficiary or beneficiaries stipulated by the contract owner. How quickly the distributions must be made may be determined with respect to the life expectancies of the beneficiaries. For Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period are those in effect on the date of the contract owner's death. For contracts other than Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period do not have to be determined until December 31 of the year following the contract owner's death. If there is more than one beneficiary, the life expectancy of the beneficiary with the shortest life expectancy is used to determine the distribution period. Any beneficiary that is not a designated beneficiary has a life expectancy of zero.

REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CONTRACTS

     Internal Revenue Code Section 72(s) requires Nationwide to make certain distributions when a contract owner dies. The following distributions will be made in accordance with the following requirements:

     (1) If any contract owner dies on or after the annuitization date and before the entire interest in the contract has been distributed, then the remaining interest must be distributed at least as rapidly as the distribution method in effect on the contract owner's death.

     (2) If any contract owner dies before the annuitization date, then the entire interest in the contract (consisting of either the death benefit or the contract value reduced by charges set forth elsewhere in the contract) will be distributed within 5 years of the contract owner's death, provided however:

          (a) any interest payable to or for the benefit of a designated beneficiary may be distributed over the life of the designated beneficiary or over a period not longer than the life expectancy of the designated beneficiary. Payments must begin within one year of the contract owner's death unless otherwise permitted by federal income tax regulations; and

          (b) if the designated beneficiary is the surviving spouse of the deceased contract owner, the spouse can choose to become the contract owner instead of receiving a death benefit. Any distributions required under these distribution rules will be made upon that spouse's death.

     In the event that the contract owner is not a natural person (e.g., a trust or corporation), for purposes of these distribution provisions:

     (a) the death of the annuitant will be treated as the death of a contract owner;

     (b) any change of annuitant will be treated as the death of a contract owner; and

     (c) in either case, the appropriate distribution will be made upon the death or change, as the case may be.

     These distribution provisions do not apply to any contract exempt from
Section 72(s) of the Internal Revenue Code by reason of Section 72(s)(5) or any other law or rule.

REQUIRED DISTRIBUTIONS FOR TAX SHELTERED ANNUITIES, INDIVIDUAL RETIREMENT ANNUITIES, SEP IRAS, SIMPLE IRAS, AND ROTH IRAS

     Distributions from a Tax Sheltered Annuity, Individual Retirement Annuity SEP IRA or Simple IRA must begin no later than April 1 of the calendar year following the calendar year in which the contract owner reaches age 70 1/2. Distributions may be paid in a lump sum or in substantially equal payments over:

     (a) the life of the contract owner or the joint lives of the contract owner and the contract owner's designated beneficiary; or

     (b) a period not longer than the period determined under the table in Treasury Regulation 1.401(a)(9)-5, which is the deemed joint life expectancy of the contract owner and a person 10 years younger than the contract owner. If the designated beneficiary is the spouse of the contract owner, the period may not exceed the longer of the period determined under such table or the joint life expectancy of the contract owner and the contract owner's spouse, determined in accordance with Treasury Regulation 1.72-9, or such additional guidance as may be provided pursuant to Treasury Regulation 1.401(a)(9)-5.

     For Tax Sheltered Annuities, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another Tax Sheltered Annuity of the contract owner.

     For Individual Retirement Annuities and SEP IRAs, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another Individual Retirement Annuity or SEP IRA of the contract owner.

     If the contract owner's entire interest in a Tax Sheltered Annuity, Individual Retirement Annuity or SEP IRA will be distributed in equal or substantially equal payments over a period described in (a) or (b) above, the payments must begin on or before the required beginning date. The required beginning date is

April 1 of the calendar year following the calendar year in which the contract owner reaches age 70 1/2. The rules for Roth IRAs do not require distributions to begin during the contract owner's lifetime, therefore, the required beginning date is not applicable to Roth IRAs.

     If the contract owner dies before the required beginning date (in the case of a Tax Sheltered Annuity, Individual Retirement Annuity, SEP IRA, or Simple
IRA) or before the entire contract value is distributed (in the case of Roth
IRAs), any remaining interest in the contract must be distributed over a period not exceeding the applicable distribution period, which is determined as follows:

     (a) if the designated beneficiary is the contract owner's spouse, the applicable distribution period is the surviving spouse's remaining life expectancy using the surviving spouse's birthday for each distribution calendar year after the calendar year of the contract owner's death. For calendar years after the death of the contract owner's surviving spouse, the applicable distribution period is the spouse's remaining life expectancy using the spouse's age in the calendar year of the spouse's death, reduced by one for each calendar year that elapsed since the calendar year immediately following the calendar year of the spouse's death;

     (b) if the designated beneficiary is not the contract owner's surviving spouse, the applicable distribution period is the designated beneficiary's remaining life expectancy using the designated beneficiary's birthday in the calendar year immediately following the calendar year of the contract owner's death, reduced by one for each calendar year that elapsed thereafter; and

     (c) if there is no designated beneficiary, the entire balance of the contract must be distributed by December 31 of the fifth year following the contract owner's death.

     If the contract owner dies on or after the required beginning date, the interest in the Tax Sheltered Annuity, Individual Retirement Annuity or SEP IRA must be distributed over a period not exceeding the applicable distribution period, which is determined as follows:

     (a) if the designated beneficiary is the contract owner's spouse, the applicable distribution period is the surviving spouse's remaining life expectancy using the surviving spouse's birthday for each distribution calendar year after the calendar year of the contract owner's death. For calendar years after the death of the contract owner's surviving spouse, the applicable distribution period is the spouse's remaining life expectancy using the spouse's age in the calendar year of the spouse's death, reduced by one for each calendar year that elapsed since the calendar year immediately following the calendar year of the spouse's death;

     (b) if the designated beneficiary is not the contract owner's surviving spouse, the applicable distribution period is the designated beneficiary's remaining life expectancy using the designated beneficiary's birthday in the calendar year immediately following the calendar year of the contract owner's death, reduced by one for each calendar year that elapsed thereafter; and

     (c) if there is no designated beneficiary, the applicable distribution period is the contract owner's remaining life expectancy using the contract owner's birthday in the calendar year of the contract owner's death, reduced by one for each year thereafter.

     If distribution requirements are not met, a penalty tax of 50% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year.

     For Individual Retirement Annuities and SEP IRAs, a portion of each distribution will be included in the recipient's gross income and taxed at ordinary income tax rates. The portion of a distribution which is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non-taxable distributions and total account balances at the time of the distribution. The owner of an Individual Retirement Annuity or SEP IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed non taxable distributions for all years, and the total balance of all Individual Retirement Annuities or SEP IRAs.

     Distributions from Roth IRAs may be either taxable or nontaxable, depending upon whether they are "qualified distributions" or "non-qualified distributions" (see "Federal Tax Considerations").

                           FEDERAL TAX CONSIDERATIONS

     The tax consequences of purchasing a contract described in this prospectus will depend on:

     o    the type of contract purchased;
     o    the purposes for which the contract is purchased; and
     o the personal circumstances of individual investors having interests in the contracts.

     See "Synopsis of the Contracts" for a brief description of the various types of contracts and the different purposes for which the contracts may be purchased.

     Existing tax rules are subject to change, and may affect individuals differently depending on their situation. Nationwide does not guarantee the tax status of any contracts or any transactions involving the contracts.

     If the contract is purchased as an investment of certain retirement plans (such as qualified retirement plans, IRAs, and custodial accounts as described in Sections 401, 408(a), and 403(b)(7) of the Internal Revenue Code), the tax advantages enjoyed by the contract owner and/or annuitant may relate to participation in the plan rather than ownership of the annuity contract. Such plans are permitted to purchase investments other than annuities and retain tax-deferred status.

     The following is a brief summary of some of the federal income tax considerations related to the contracts. In addition to the federal income tax, distributions from annuity contracts may be subject to state and local income taxes. The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Nothing in this prospectus should be considered to be tax advice. Contract owners and prospective contract owners should consult a financial consultant, tax advisor or legal counsel to discuss the taxation and use of the contracts.


     The Internal Revenue Code sets forth different income tax rules for the following types of annuity contracts:

     o    IRAs;
     o    SEP IRAs;
     o    Simple IRAs;
     o    Roth IRAs;
     o    Tax Sheltered Annuities; and
     o    Non-Qualified Contracts.

IRAS, SEP IRAS AND SIMPLE IRAS

     Distributions from Individual Retirement Annuities, SEP IRAs and Simple IRAs are generally taxed when received. If any of the amount contributed to the Individual Retirement Annuity was nondeductible for federal income tax purposes, then a portion of each distribution is excludable from income.

     If distributions of income from an Individual Retirement Annuity are made prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10% is generally applicable. (For Simple IRAs, the 10% penalty is increased to 25% if the distribution is made during the 2 year period beginning on the date that the individual first participated in the Simple IRA.) The 10% penalty tax can be avoided if the distribution is:

     o    made to a beneficiary on or after the death of the owner;

     o attributable to the owner becoming disabled (as defined in the Internal Revenue Code);

     o part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

     o    used for qualified higher education expenses; or

     o used for expenses attributable to the purchase of a home for a qualified first-time buyer.

ROTH IRAS

     Distributions of earnings from Roth IRAs are taxable or non-taxable depending upon whether they are "qualified distributions" or "nonqualified distributions." A "qualified distribution" is one that satisfies the five-year rule and meets one of the following requirements:

     o it is made on or after the date on which the contract owner attains age 59 1/2;

     o it is made to a beneficiary (or the contract owner's estate) on or after the death of the contract owner;

     o    it is attributable to the contract owner's disability; or

     o it is used for expenses attributable to the purchase of a home for a qualified first-time buyer.

     The five year rule generally is satisfied if the distribution is not made within the five taxable year period beginning with the first taxable year in which a contribution is made to any Roth IRA established for the owner.

     A qualified distribution is not included in gross income for federal income tax purposes.

     A non-qualified distribution is not includable in gross income to the extent that the distribution, when added to all previous distributions, does not exceed the total amount of contributions made to the Roth IRA. Any non-qualified distribution in excess of the total contributions is includable in the contract owner's gross income in the year that is distributed to the contract owner.

     Special rules apply for Roth IRAs that have proceeds received from an IRA prior to January 1, 1999 if the owner elected the special 4-year income averaging provisions that were in effect for 1998.

     If non-qualified distributions of income from a Roth IRA are made prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. The penalty tax can be avoided if the distribution is:

     o    made to a beneficiary on or after the death of the owner;

     o attributable to the owner becoming disabled (as defined in the Internal Revenue Code);

     o part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;

     o    for qualified higher education expenses; or

     o used for expenses attributable to the purchase of a home for a qualified first-time buyer.

     If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for tax purposes.

TAX SHELTERED ANNUITIES

     Distributions from Tax Sheltered Annuities are generally taxed when received. A portion of each distribution is excludable from income based on a formula established pursuant to the Internal Revenue Code. The formula excludes from income the amount invested in the contract divided by the number of anticipated payments until the full investment in the contract is recovered. Thereafter all distributions are fully taxable.

     If a distribution of income is made from a Tax Sheltered Annuity prior to the date that the owner attains the age of 59 1/2 years, the income is subject to both the regular income tax and an additional penalty tax of 10%. The penalty tax can be avoided if the distribution is:

     o    made to a beneficiary on or after the death of the owner;

     o attributable to the owner becoming disabled (as defined in the Internal Revenue Code);


     o part of a series of substantially equal periodic payments made not less frequently than annually made for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary; or


     o made to the owner after separation from service with his or her employer after age 55.

NON-QUALIFIED CONTRACTS - NATURAL PERSONS AS CONTRACT OWNERS

     Generally, the income earned inside a Non-Qualified Annuity Contract that is owned by a natural person is not taxable until it is distributed from the contract.

     Distributions before the annuitization date are taxable to the contract owner to the extent that the cash value of the contract exceeds the contract owner's investment at the time of the distribution. Distributions, for this purpose, include partial surrenders, any portion of the contract that is assigned or pledged; or any portion of the contract that is transferred by gift. For these purposes, a transfer by gift may occur upon annuitization if the contract owner and the annuitant are not the same individual.

     With respect to annuity distributions on or after the annuitization date, a portion of each annuity payment is excludable from taxable income. The amount excludable is based on the ratio between the contract owner's investment in the contract and the expected return on the contract. Once the entire investment in the contract is recovered, all distributions are fully includable in income. The maximum amount excludable from income is the investment in the contract. If the annuitant dies before the entire investment in the contract has been excluded from income, and as a result of the annuitant's death no more payments are due under the contract, then the unrecovered investment in the contract may be deducted on his or her final tax return.

     In determining the taxable amount of a distribution, all annuity contracts issued after October 21, 1988 by the same company to the same contract owner during the same calendar year will be treated as one annuity contract.

     A special rule applies to distributions from contracts that have investments that were made prior to August 14, 1982. For those contracts, distributions that are made prior to the annuitization date are treated first as a recovery of the investment in the contract as of that date. A distribution in excess of the amount of the investment in the contract as of August 14, 1982, will be treated as taxable income.

     The Internal Revenue Code imposes a penalty tax if a distribution is made before the contract owner reaches age 59 1/2. The amount of the penalty is 10% of the portion of any distribution that is includable in gross income. The penalty tax does not apply if the distribution is:


     o    the result of a contract owner's death;

     o the result of a contract owner's disability (as defined in the Internal Revenue Code);

     o one of a series of substantially equal periodic payments made over the life (or life expectancy) of the contract owner or the joint lives (or joint life expectancies) of the contract owner and the beneficiary selected by the contract owner to receive payment under the annuity payment option selected by the contract owner; or

     o    is allocable to an investment in the contract before August 14, 1982.

NON-QUALIFIED CONTRACTS - NON-NATURAL PERSONS AS CONTRACT OWNERS

     The previous discussion related to the taxation of Non-Qualified Contracts owned by individuals. Different rules (the so-called "non-natural persons" rules) apply if the contract owner is not a natural person.

     Generally, contracts owned by corporations, partnerships, trusts, and similar entities are not treated as annuity contracts under the Internal Revenue Code. Therefore, income earned under a Non-Qualified Contract that is owned by a non-natural person is taxed as ordinary income during the taxable year that it is earned. Taxation is not deferred, even if the income is not distributed out of the contract. The income is taxable as ordinary income, not capital gain.


     The non-natural persons rules do not apply to all entity-owned contracts. For purposes of the rule that annuity contracts that are owned by non-natural persons are not treated as annuity contracts for tax purposes, a contract that is owned by a non-natural person as an agent of an individual is treated as owned by the individual. This would cause the contract to be treated as an annuity under the Internal Revenue Code, allowing tax deferral. However, this exception does not apply when the non-natural person is an employer that holds the contract under a non-qualified deferred compensation arrangement for one or more employees.


     The non-natural persons rules also do not apply to contracts that are:

     o acquired by the estate of a decedent by reason of the death of the decedent;

     o issued in connection with certain qualified retirement plans and individual retirement plans;

     o purchased by an employer upon the termination of certain qualified retirement plans;

     o immediate annuities within the meaning of Section 72(u) of the Internal Revenue Code.

WITHHOLDING

     Pre-death distributions from the contracts are subject to federal income tax. Nationwide will withhold the tax from the distributions unless the contract owner requests otherwise. If the distribution is from a Tax Sheltered Annuity, it will be subject to mandatory 20% withholding that cannot be waived, unless:

o    the distribution is made directly to another Tax Sheltered Annuity or IRA;
     or

o the distribution satisfies the minimum distribution requirements imposed by the Internal Revenue Code.

     In addition, under some circumstances, the Internal Revenue Code will not permit contract owners to waive withholding. Such circumstances include:

     o if the payee does not provide Nationwide with a taxpayer identification number; or

     o if Nationwide receives notice from the Internal Revenue Service that the taxpayer identification number furnished by the payee is incorrect.

     If a contract owner is prohibited from waiving withholding, as described above, the distribution will be subject to mandatory back-up withholding. The mandatory back-up withholding rate is established by Section 3406 of the Internal Revenue Code and is applied against the amount of income that is distributed.

NON-RESIDENT ALIENS

     Generally, a pre-death distribution from a contract to a non-resident alien is subject to federal income tax at a rate of 30% of the amount of income that is distributed. Nationwide is required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:

     (1) provide Nationwide with proof of residency and citizenship (in accordance with Internal Revenue Service requirements); and

     (2)  provide Nationwide with an individual taxpayer identification number.

     If the non-resident alien does not meet the above conditions, Nationwide will withhold 30% of income from the distribution.

     Another way to avoid the 30% withholding is for the non-resident alien to provide Nationwide with sufficient evidence that:

     (1) the distribution is connected to the non-resident alien's conduct of business in the United States; and

     (2) the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes.

     Note that these distributions may be subject to back-up withholding, currently 30%, if a correct taxpayer identification number is not provided.


FEDERAL ESTATE, GIFT, AND GENERATION SKIPPING TRANSFER TAXES

         The following transfers may be considered a gift for federal gift tax purposes:

     o    a transfer of the contract from one contract owner to another; or
     o    a distribution to someone other than a contract owner.

     Upon the contract owner's death, the value of the contract may subject to estate taxes, even if all or a portion of the value is also subject to federal income taxes.

     Section 2612 of the Internal Revenue Code may require Nationwide to determine whether a death benefit or other distribution is a "direct skip" and the amount of the resulting generation skipping transfer tax, if any. A direct skip is when property is transferred to, or a death benefit or other distribution is made to:

     (a) an individual who is two or more generations younger than the contract owner; or

     (b) certain trusts, as described in Section 2613 of the Internal Revenue Code (generally, trusts that have no beneficiaries who are not 2 or more generations younger than the contract owner).

     If the contract owner is not an individual, then for this purpose ONLY, "contract owner" refers to any person:

     o who would be required to include the contract, death benefit, distribution, or other payment in his or her federal gross estate at his or her death; or

     o who is required to report the transfer of the contract, death benefit, distribution, or other payment for federal gift tax purposes.

     If a transfer is a direct skip, Nationwide will deduct the amount of the transfer tax from the death benefit, distribution or other payment, and remit it directly to the Internal Revenue Service.

CHARGE FOR TAX

     Nationwide is not required to maintain a capital gain reserve liability on Non-Qualified Contracts. If tax laws change requiring a reserve, Nationwide may implement and adjust a tax charge.

TAX CHANGES

     The foregoing tax information is based on Nationwide's understanding of federal tax laws. It is NOT intended as tax advice. All information is subject to change without notice. You should consult with your tax and/or financial adviser for more information.

                                   STATEMENTS

     Nationwide will mail contract owners statements and reports. Therefore, contract owners should promptly notify Nationwide of any address change.

     These mailings will contain:

     o    statements showing the contract's quarterly activity; and

     o confirmation statements showing transactions that affect the contract's value. Confirmation statements will not be sent for recurring transactions. Instead, confirmation of recurring transactions will appear in the contract's quarterly statements;

     Contract owners should review statements and confirmations carefully. All errors or corrections must be reported to Nationwide immediately to assure proper crediting to the contract. Unless Nationwide is notified within 30 days of receipt of the statement, Nationwide will assume statements and confirmation statements are correct.

                                   INVESTMENTS

     Nationwide intends to invest Guaranteed Period Option allocations received in fixed interest investments (bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets. Nationwide takes into account the various maturity durations of the Guaranteed Period Options (3, 4, 5, 6, 7, 8, 9, and 10 years) and anticipated cash-flow requirements when making investments. Nationwide is not obligated to invest Guaranteed Period Option allocations in accordance with any particular investment objective, but will generally adhere to the overall investing philosophy of Nationwide. The Specified Interest Rates declared by Nationwide for the various Guaranteed Period Options will not necessarily correspond to the performance of the nonunitized separate account.

   CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GUARANTEED PERIOD OPTIONS


     Nationwide Investment Services Corporation ("NISC"), acts as the national distributor of the contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. NISC's address is One Nationwide Plaza, Columbus, Ohio 43215. NISC is a wholly owned subsidiary of Nationwide.


     Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of NASD broker-dealer firms. Nationwide pays broker-dealers compensation for promoting, marketing and selling the variable life and variable annuity contracts it sponsors. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Nationwide does not expect the compensation paid to such broker-dealers (including NISC) to exceed 5.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, Nationwide may pay additional compensation to broker-dealers as part of special sales promotions. Nationwide offers these contracts on a continuous basis, however no broker dealer is obligated to sell any particular amount of contracts.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The latest Annual Report on Form 10-K (for the period ended December 31,
2002) for Nationwide has been filed with the Commission. This report is incorporated by reference, and a copy must accompany this Prospectus. It contains additional information about Nationwide, including audited financial statements for Nationwide's latest fiscal year. Nationwide filed its Form 10-K on March 24, 2003 via Edgar File No. 002-64559.

     If requested, Nationwide will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents).

                                  LEGAL OPINION

     Legal matters in connection with federal laws and regulations affecting the issue and sale of the contracts described in this Prospectus and the organization of Nationwide, its authority to issue the contracts under Ohio law, and the validity of the contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.

                                     EXPERTS

     The consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000 have been included herein in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    APPENDIX

Example A

     Assume that a contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Period Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The contract owner decides to surrender the Guaranteed Period Option 985 days from maturity. The Specified Value of the Guaranteed Period Option is $12,067.96. At this time, the 3-year interest rate swap is 7%. (985/365.25 is 2.69, which rounds up to 3.)


                                    1 + a                         d
                            -----------------------        --------------
       MVA FACTOR =             1 + B + 0.0025                365.25



                                   1 + 0.08                     985
                            -----------------------        --------------
       MVA FACTOR =           1 + 0.07 + 0.0025               365.25


       MVA FACTOR =                  1.01897


     SURRENDER VALUE =            SPECIFIED VALUE         X           MVA FACTOR

     SURRENDER VALUE =              $12,067.96            X           1.01897

    *SURRENDER VALUE =              $12,296.89



*Assumes no contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the Guaranteed Period Option allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

     a= the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

     b= the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

     d    = The number of days remaining in the Guaranteed Period.

Example B

     Assume that a contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Period Option. The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%. The contract owner decides to surrender his money 985 days from maturity. The Specified Value of the Guaranteed Period Option is $12,067.96. At this time, the 3-year interest rate swap is 9%. (985/365.25 is 2.69, which rounds up to 3.)


                                        1 + a                      d
                                -----------------------     ---------------
MVA FACTOR =                        1 + B + 0.0025              365.25


                                       1 + 0.08                   985
                                ------------------------     --------------
MVA FACTOR =                       1 + 0.09 + 0.0025            365.25



       MVA FACTOR =                  0.96944


     SURRENDER VALUE =            SPECIFIED VALUE         X           MVA FACTOR

     SURRENDER VALUE =             $12,067.96             X           0.96944

    *SURRENDER VALUE =             $11,699.17



*Assumes no contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the Guaranteed Period Option allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

     a= the Interest Rate Swap for a period equivalent to the Guaranteed Period at the time of deposit in the Guaranteed Period Option;

     b= the Interest Rate Swap at the time of distribution for a period of time equivalent to the time remaining in the Guaranteed Period. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Period; and

     d=   The number of days remaining in the Guaranteed Period.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year Guaranteed Period Option (GPO) allocation, at various stages of the corresponding Guaranteed Period. These figures assume a $10,000 allocation to the 10-year GPO on the last day of a calendar quarter. These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GPO was made. These figures are based on a 10-year Interest Rate Swap of 8% in effect on the date the allocation to the GPO was made (a in the Market Value Adjustment Formula) and varying current Interest Rate Swap yields shown in the first column (b in the Market Value Adjustment Formula).


--------------------------------------------------------------------------------------------------
                     TIME REMAINING TO THE
                     END OF THE GUARANTEED    SPECIFIED VALUE    MARKET VALUE         MARKET
  CURRENT YIELD              TERM                                 ADJUSTMENT          VALUE
--------------------------------------------------------------------------------------------------
      12.00%                9 Years                $10,850           -29.35%            $7,665
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -23.68%             $9,751
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -17.56%            $12,399
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -7.43%             $17,786
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -1.88%             $21,323
--------------------------------------------------------------------------------------------------
      10.00%                9 Years                $10,850          -16.94%             $9,012
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -13.44%            $11,059
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -9.80%             $13,566
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -4.04%             $18,438
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -1.01%             $21,513
--------------------------------------------------------------------------------------------------
      9.00%                 9 Years                $10,850          -9.84%              $9,782
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -7.74%             $11,787
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -5.59%             $14,199
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -2.28%             $18,777
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -0.57%             $21,610
--------------------------------------------------------------------------------------------------
      8.00%                 9 Years                $10,850          -2.06%             $10,627
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          -1.61%             $12,571
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          -1.15%             $14,867
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215          -0.46%             $19,126
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733          -0.11%             $21,708
--------------------------------------------------------------------------------------------------
      7.00%                 9 Years                $10,850           6.47%             $11,552
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776           5.00%             $13,414
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040           3.55%             $15,573
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           1.40%             $19,484
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           0.34%             $21,808
--------------------------------------------------------------------------------------------------
      6.00%                 9 Years                $10,850          15.84%             $12,569
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          12.11%             $14,324
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040           8.51%             $16,321
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           3.32%             $19,853
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           0.81%             $21,909
--------------------------------------------------------------------------------------------------
      4.00%                 9 Years                $10,850          37.45%             $14,914
--------------------------------------------------------------------------------------------------
                            7 Years                $12,776          28.07%             $16,362
--------------------------------------------------------------------------------------------------
                            5 Years                $15,040          19.33%             $17,948
--------------------------------------------------------------------------------------------------
                            2 Years                $19,215           7.32%             $20,623
--------------------------------------------------------------------------------------------------
                           180 Days                $21,733           1.76%             $22,115
--------------------------------------------------------------------------------------------------

                                 PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS


Item 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


               Not Applicable


Item 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide was or is a party; or is threatened to be made a party to:

               o any threatened, pending or completed civil action, suit or proceeding;

               o any threatened, pending or completed criminal action, suit or proceeding;

               o any threatened, pending or completed administrative action or proceeding;

               o any threatened, pending or completed investigative action or proceeding; ,

               The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the Ohio's General Corporation Law.

               Nationwide has been informed that in the opinion of the Securities and Exchange Commission the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and the directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.

               However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.


Item 16.       EXHIBITS AND FINANCIAL SCHEDULES



 (a)     Exhibits          Description

              1            Not Applicable.

              2            None.

            4(i)           Individual Annuity Contract (previously filed as
                           Exhibit 4(a) to Post-effective Amendment No. 1 to Form S-1, Commission File Number 333-49112, filed on February 9, 2001 and incorporated herein by reference).

            4(ii) Group Annuity Contract (previously filed as Exhibit 4(b) to Post-effective Amendment No. 1 to Form S-1, Commission File Number 333-49112, filed on February 9, 2001 and incorporated herein by reference).

           4(iii)          Group Annuity Certificates (previously filed as
                           Exhibit 4(c) to Post-effective Amendment No. 1 to Form S-1, Commission File Number 333-49112, filed on February 9, 2001 and incorporated herein by reference).

              5            Opinion Regarding Legality (including Consent).

              8            None.

             10            None.

             11            None.

             12            None.

             13            None.

             15            None.

             16            None.

            23(i)          Consent of KPMG LLP.

           23(ii)          Consent of Counsel (see Exhibit 5).

             24            Power of Attorney.

             25            None.

             26            None.


Item 17.       UNDERTAKINGS


              (a) The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the registration statement or any material change to such information in the registration statement;

                    (2) That, for the purpose of determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                    (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securities holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
                         Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th of April, 2003.


NATIONWIDE LIFE INSURANCE COMPANY
---------------------------------------------------------------
                                      (Registrant)


By:  /s/  STEVEN SAVINI
---------------------------------------------------------------
                   Steven Savini, Esq.



Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE

/s/ W. G. JURGENSEN                      DIRECTOR AND CHIEF EXECUTIVE OFFICER
----------------------------------------
W. G. Jurgensen

/s/ JOSEPH J. GASPER                     DIRECTOR AND PRESIDENT AND
----------------------------------------
Joseph J. Gasper                         CHIEF OPERATING OFFICER

/s/ Joseph A. Alutto                     DIRECTOR
----------------------------------------
Joseph A. Alutto

/s/ James G. Brocksmith, Jr.             DIRECTOR
----------------------------------------
James G. Brocksmith, Jr.

/s/ Henry S. Holloway                    DIRECTOR
----------------------------------------
Henry S. Holloway

/s/ Lydia M. Marshall                    DIRECTOR
----------------------------------------
Lydia M. Marshall

/s/ Donald L. McWhorter                  DIRECTOR
----------------------------------------
Donald L. McWhorter

/s/ David O. Miller                      DIRECTOR                                    /s/ STEVEN SAVINI
----------------------------------------                                             ----------------------------------------
David O. Miller                                                                      Steven Savini, Esq
                                                                                     Attorney-in-Fact
/s/ James F. Patterson                   DIRECTOR
----------------------------------------
James F. Patterson

/s/ Gerald D. Prothro                    DIRECTOR
----------------------------------------
Gerald D. Prothro

/s/ Arden L. Shisler                     DIRECTOR
----------------------------------------
Arden L. Shisler

/s/ Alex Shumate                         DIRECTOR
----------------------------------------
Alex Shumate